                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO.)

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                              GARTMORE MUTUAL FUNDS
                             -----------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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              Gartmore Mutual Funds--Important Points and Proposals

                               For Broker Use Only

Meeting Date/Time:        Monday April 23, 2007 9:00 A.M. E.T.
Meeting Location:         1200 River Road, Suite 1000, Conshohocken, PA 19428
Record Date:              February 2, 2007
Proxy Mailed on or about: March 5, 2007

This  information  is provided in  connection  with the proxy  statement for the above-referenced  shareholder  meeting. It is only a summary of important points and responses to potential  shareholder  questions.  Detailed information can be found in the  proxy  statement  which is  available  on the  Funds'  website  at
www.nwdfunds.com.

     Proposal 1: To approve a new investment advisory agreement--(all Funds).

     o    Nationwide  Financial  agreed to acquire  Gartmore Mutual Fund Capital
          Trust (GMFCT) in order to combine  GMFCT's  mutual fund expertise with
          Nationwide Financial's distribution capabilities.

     o    The change in ownership is deemed an "assignment" which results in the current agreement terminating as required by the 1940 Act.

     o    Gartmore Mutual Fund Capital Trust will be the investment  advisor for all funds.

     o    Gartmore Mutual Fund Capital Trust is the current  investment  advisor for all funds except Gartmore  Enhanced Income and Short Duration Bond
          Fund.

     o    The overall management fees and expenses will not increase.

     o    Not expected to change quality of services provided.

     o    The terms of the New Agreement are identical in all material  respects as the terms of the Original Agreement.

     o    Nationwide  Financial  currently intends,  overtime,  to operate GMFCT exclusively as a "manager of managers".

     o    This allows the investment  adviser to make changes in subadvisers and subadvisory  agreements  with the  approval of the Board,  but without shareholder approval. This only applies to unaffiliated entities.

     Proposal 2: To approve a new sub-advisory agreement.

To approve a new sub-advisory agreement with NorthPointe Capital LLC:

Req number 661:                                Fund Name
------------------------------- ------------------------------------------------
583-587, 683                    Gartmore Micro Cap Equity Fund
------------------------------- ------------------------------------------------
188, 288, 388, 488, 688         Gartmore Mid Cap Growth Fund
------------------------------- ------------------------------------------------
196, 296, 396, 496, 596, 696    Gartmore Small Cap Leaders Fund
------------------------------- ------------------------------------------------

To approve an amended sub-advisory agreement with NorthPointe Capital LLC:
------------------------------- ------------------------------------------------
200, 673, 973-974               Gartmore Large Cap Value Fund
------------------------------- ------------------------------------------------
207, 419, 619, 919, 920         Gartmore Value Opportunities Fund
------------------------------- ------------------------------------------------
195, 295, 395, 495, 595, 695    North Pointe Small Cap Growth Fund
------------------------------- ------------------------------------------------
574                             North Pointe Small Cap Value Fund
------------------------------- ------------------------------------------------

To approve a new sub-advisory agreement with  Nationwide Separate Accounts, LLC:
-------------------------------- -----------------------------------------------
205, 416, 616, 916-917, 968      Gartmore Mid Cap Growth Leaders Fund
-------------------------------- -----------------------------------------------

To approve a new sub-advisory agreement with Gartmore Morley Capital Management,
Inc.
------------------------------- ------------------------------------------------
612, 912-914                    Gartmore Enhanced Income Fund
------------------------------- ------------------------------------------------
372,672, 970-972                Gartmore Short Duration Bond Fund
------------------------------- ------------------------------------------------

o    NWD has proposed to restructure  the investment  advisory  arrangements  so that they more closely approximate  GMFCT's  arrangements with unaffiliated subadvisors.

o    Will not result in a change in the amount of the  investment  advisory fees paid. GMFCT pays the fees to each subadviser.

o    Not expected to change the quality of services provided.

o    Will not increase the overall management fees or expenses.

o    Day to day  management of the  investments  will continue to be provided by the same portfolio managers.

Gartmore Funds distributed by Gartmore Distribution Services, Inc., Member NASD.
1200 River Road, Suite 1000, Conshohocken, PA 19428.

As of September 29, 2006, Gartmore Funds and its U.S. operations, as well as the
Funds'  advisers,  distributor,  and  other  service  providers,  are no  longer affiliated with Gartmore  Investment  Management  Ltd.  (Gartmore U.K.) or other
Gartmore international businesses. U.K. For more information call, 800-848-0920.